SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: DECEMBER 22, 2003
                        (Date of earliest event reported)





                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                     1-16725                    42-1520346
 State or other jurisdiction    Commission file number       (I.R.S. Employer
   of incorporation)                                      Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)


                                 (515) 247-5111
              (Registrant's telephone number, including area code)

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                                                                   2
ITEM 7.  EXHIBITS

99     Principal Blueprint Investment Alert dated December 22, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.

On December 22, 2003, Principal Life Insurance Company and Principal Management Corporation, wholly-owned subsidiaries of Principal Financial Group, Inc., issued a Principal Blueprint Investment Alert to plan sponsors who choose Principal Financial Group for their 401(k) plans. A copy of the Principal Blueprint Investment Alert is attached hereto as Exhibit 99.









                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PRINCIPAL FINANCIAL GROUP, INC.


                                   By:       /S/ LARRY D. ZIMPLEMAN
                                      -----------------------------------------
                                   Name:   Larry D. Zimpleman
                                   Title:  President-Retirement and Investment
                                             Services



Date:  December 22, 2003

                   Principal Blueprint Investment Alert             Exhibit 99

THIS COMMUNICATION WAS PREPARED THROUGH THE JOINT EFFORTS OF THE INVESTMENT SERVICES DEPARTMENT OF PRINCIPAL LIFE INSURANCE COMPANY AND PRINCIPAL MANAGEMENT CORPORATION AS PART OF THEIR DUE DILIGENCE PROCESS.


Additional Update on Market Timing and Late Trading Issues

In our Investment Alert dated October 31, 2003, we told you that The Principal was conducting an extensive voluntary review of its practices, including employees' individual trading records. This review dated back to October 1996. The Principal took its review beyond mutual funds, broadening it to include its entire block of 401(k) separate accounts.

We have now completed the review and found the following:

o The Principal  has not  permitted  any late  trading.
o The Principal has not entered into any special arrangements to permit select investors to engage in market timing.
o The Principal has not engaged in any "portfolio peeking", the practice of allowing some investors access to portfolio information not generally available to the investing public.
o Beginning in late 2000 The Principal imposed progressively more robust standards and protections to further prevent improper market timing. These standards and practices have been applied consistently to customers as well as The Principal's own employees in The Principal 401(k) Plan.
o Some employees engaged in market timing trades within their personal accounts, predominantly in our international 401(k) separate accounts. The majority of these employees are no longer with the firm. Included in this group are two portfolio managers who engaged in this activity in their personal accounts within the funds they managed. They are no longer with the firm. The vast majority of this activity took place between 1998 and 2000. No market timing activity by portfolio managers has occurred since 2000.
o Investment gains by employees related to mutual funds were $4,600. In addition, investment gains by employees related to our 401(k) separate accounts were $175,000. Restitution will be made to all impacted funds. Repayment methodology will be determined with the assistance of an independent advisor.

The Principal will further enhance its practices by:

o Implementing an additional valuation service for global equities in the first quarter of 2004. This service will further reduce the arbitrage opportunity for market timers.
o Increasing education of employees of The Principal about market timing.
o Implementing other tools, such as increased redemption fees on mutual funds, as needed.

J. Barry Griswell, chairman, president and CEO of the Principal Financial Group, made the following comment with regard to the review:

"WE TAKE OUR RESPONSIBILITY FOR INVESTMENT STEWARDSHIP EXTREMELY SERIOUSLY. WE DO NOT PERMIT OR CONDONE ANY BEHAVIOR THAT IS IN ANY WAY INCONSISTENT WITH THAT RESPONSIBILITY. OUR VOLUNTARY REVIEW AND ON-GOING ACTIONS UNDERSCORE OUR COMMITMENT."

We  continue  to  monitor  all  firms  currently  residing  on our  Watch  List:
AllianceBernstein, Invesco, Putnam Investments, Janus and Federated Investors. In our effort to support you in your fiduciary role, we will continue to apprise you of any important developments.

THE PRINCIPAL DUE DILIGENCE PROGRAMSM

We use our due diligence program to identify, select, and monitor investment management firms. A key component of this program is the continuous qualitative and quantitative review of the investment managers we have selected. This rigorous monitoring helps us to quickly identify any adverse changes to underlying investment management firms or investment processes that may affect long-term performance results. Our due diligence program plays a key role in helping you meet your fiduciary responsibilities and providing a high quality investment program for your participants.


  FOR ADDITIONAL ASSISTANCE, CONTACT YOUR CORPORATE CENTER CONTACT.

For more information about Principal Investors Fund, Inc., including investment objectives, risks, charges and expenses, contact your local representative of The Principal for a free prospectus, go to WWW.PRINCIPAL.COM to download a copy, or call 1-800-547-7754. Please read the prospectus carefully before investing or sending money.

Separate Accounts offered through a group annuity contract with the Principal Life Insurance Company, Des Moines, IA 50392-0001. Principal Investors Fund distributed by Princor Financial Services Corporation, Des Moines, IA 50392-2080, 1-800-247-4123, member SIPC. Principal Life and Princor are members of the Principal Financial Group.

The term "investment manager" used here may refer to an investment advisor or sub-advisor of a Separate Account, or an investment advisor or sub-advisor of an underlying mutual fund.